UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED JANUARY 26, 2005
EX-99.2 PRO FORMA FINANCIAL INFORMATION

Item 8.01. Other Events

     On January 26, 2005, Open Solutions Inc. (the “Registrant”) issued a press release announcing its intention to commence an offering of senior subordinated convertible notes due 2035 (the “Notes”) for gross proceeds to the Registrant of approximately $125 million. The Notes will be offered to qualified institutional buyers through a Rule 144A offering, with an option to the initial purchasers to purchase up to an additional $18.75 million of gross proceeds of Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Attached hereto as Exhibit 99.2 is unaudited pro forma combined condensed financial information relating to the Registrant’s acquisitions of Datawest Solutions Inc., re:Member Data Services, Inc. and Eastpoint Technologies, LLC.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

          See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.

Date: January 26, 2005	By:	/s/ Carl D. Blandino

Carl D. Blandino
Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Registrant on January 26, 2005

99.2	Pro Forma Financial Information of the Registrant